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                                                                     EXHIBIT 11
                             TITAN PHARMACEUTICALS, INC.
                            (A DEVELOPMENT STAGE COMPANY)
               STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

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

                                                           THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                           ---------------------------   -------------------------
                                                              1996           1997           1996          1997
                                                          -----------    -----------   ------------   ------------
                                                                 (unaudited)                   (unaudited)

Net income (loss)                                         $(2,685,447)   $ 4,217,077   $ (6,100,363)  $(8,941,489)

Deemed dividend upon conversion of preferred stock                  -              -     (5,431,871)            -
                                                          -----------    -----------   ------------   ------------
Net loss applicable to common stock                        (2,685,447)     4,217,077    (11,532,234)   (8,941,489)
                                                          -----------    -----------   ------------   ------------
                                                          -----------    -----------   ------------   ------------

Weighted average shares of
  common stock outstanding                                 10,757,940     13,046,102      9,791,050    12,971,902

Common stock equivalents                                            -        111,280              -             -

                                                          -----------    -----------   ------------   ------------
Shares used in computing net loss per share                10,757,940     13,157,382      9,791,050    12,971,902
                                                          -----------    -----------   ------------   ------------
                                                          -----------    -----------   ------------   ------------
Net income (loss) per share                               $     (0.25)   $      0.32   $      (1.18)  $     (0.69)
                                                          -----------    -----------   ------------   ------------
                                                          -----------    -----------   ------------   ------------
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